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                                                                EXHIBIT NO. 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-8 of our report dated March 3, 1998 appearing in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended January 31, 1998, as amended by Form 10-K/A.



DELOITTE & TOUCHE LLP


Houston, Texas
May 22, 1998